EXHIBIT 10.3

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment, entered into and made effective as of March 16, 2009, by and between EOG Resources, Inc. ("Employer") and Gary L. Thomas ("Employee"), is an amendment of that certain Executive Employment Agreement, dated effective as of June 15, 2005, between Employer and Employee ("Agreement").

WHEREAS, the parties desire to amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1. Exhibit A to the Agreement is hereby deleted in its entirety and a new Exhibit A, in the form attached hereto as Exhibit A and effective as of March 16, 2009, is substituted therefor.

2. The information with respect to Employer set forth in Section 8.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

EOG Resources, Inc.
1111 Bagby, Sky Lobby 2
Houston, Texas 77002
Attention: Vice President, Human Resources and Administration

3. Section 3.11 of the Agreement is hereby amended and restated to provide as follows:

3.11 The parties hereto will act in good faith to equitably restructure any payments and benefits provided for in this Agreement to the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Any such restructuring shall not reduce the value of such benefits and payments. Upon the Employee's termination of employment with the Employer, in no event shall any payment or provision of benefits be made prior to the date that is six months after the Employee's termination of employment to the extent such payment delay is required under Section 409A(a)(2)(B)(i) of the Code. For purposes of any payments or provision of benefits under this Agreement, the Employee shall not be considered to have terminated employment unless the Employee incurs a "separation from service" with the Employer within the meaning of Section 409A(a)(2)(A)(i) of the Code and applicable guidance issued thereunder.

This is the first amendment to the Agreement, and the parties agree that (i) all other terms, conditions and stipulations contained in the Agreement shall remain in full force and effect and without any change or modification, except as provided herein, and (ii) references in the Agreement to "this Agreement" or "the Agreement" shall be deemed to be references to the Agreement as amended by this First Amendment.

This First Amendment shall be governed in all respects by the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer the construction of this First Amendment to the laws of another State or country.

IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the date first above written.

EOG RESOURCES, INC.

By: /s/ Patricia Edwards
Name: Patricia Edwards
Title: V.P Human Resources and Administration
This 16th day of March, 2009

GARY L. THOMAS

/s/ Gary L. Thomas
This 16 day of March, 2009

EXHIBIT "A" TO
EXECUTIVE EMPLOYMENT AGREEMENT
BETWEEN EOG RESOURCES, INC. AND GARY L. THOMAS

Employee Name:	Gary L. Thomas

Initial Term:	June 15, 2005 through May 31, 2012

Renewal:

After the expiration of the Initial Term, the Agreement shall automatically be renewed for successive one-year terms unless either Employee or Employer provides not less than 120 days prior written notice of intent not to renew to the other party.

Position:	Senior Executive Vice President, Operations

Location:	Houston, Texas

Reporting Relationship:	Reports to Mark G. Papa, Chairman of the Board and Chief Executive Officer

Minimum Annual
Base Salary:	Effective June 15, 2005 - $445,000 per year Effective March 16, 2009 - $575,000 per year

Bonus:

Employee shall be eligible to participate in the EOG Resources, Inc. Executive Officer Annual Bonus Plan, at a target of 90% of Annual Base Salary. Such bonus may be paid in a combination of Cash, Stock Options/SARs, and/or Restricted Stock Units, as determined by the Compensation Committee of Employer's Board of Directors.

Long-term Incentives:

Employee shall be eligible to receive grants under the EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan, or such other equity compensation plans established from time to time by Employer, consistent with similarly situated executives, as determined from time to time by the Compensation Committee of Employer's Board of Directors.

Signing Grant:

Effective as of the signing of the First Amendment to the Agreement (such effective date, the "Grant Date"), Employee shall be granted 25,000 Restricted Stock Units under the terms of the EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan, with standard termination provisions, and vesting five (5) years after the Grant Date.

EOG RESOURCES, INC.

By: /s/ Patricia Edwards
Name: Patricia Edwards
Title: V.P Human Resources and Administration
This 16th day of March, 2009

GARY L. THOMAS

/s/ Gary L. Thomas
This 16 day of March, 2009